UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-A
___________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
TRULIEVE CANNABIS CORP.
(Exact Name of Registrant as specified in its charter)
___________________

British Columbia	84-2231905
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
3494 Martin Hurst Road
Tallahassee, FL 32312
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subordinate Voting Shares, no par value	The New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Subordinate Voting Shares, no par value (the “Subordinate Voting Shares”), of Trulieve Cannabis Corp. (the “Registrant”) and the description of the securities whose rights may materially limit or qualify the rights of the holders of Subordinate Voting Shares under the headings “Subordinate Voting Shares,” “Multiple Voting Shares,” “Provisions of British Columbia Law Governing Business Combinations,” “Other Important Provisions in our Articles,” “Ownership and Exchange Controls” and “Limitation of Liability and Indemnification” in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K, File No. 000-56248, filed with the Securities and Exchange Commission on February 26, 2026, are incorporated herein by reference.

Item 2.    Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

Trulieve Cannabis Corp.

Date: June 9, 2026	By:	/s/ Eric Powers
	Name:	Eric Powers
	Title:	Chief Legal Officer